UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2021

RESOLUTE FOREST PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Quebec, Canada H3C 2M1
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 4, 2021, Resolute Forest Products Inc. (the “company”) reported its earnings for the first quarter ended September 30, 2021. A copy of the press release containing the information is furnished as exhibit 99.1 and is incorporated herein by reference.
The information contained and incorporated in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On October 29, 2021, Jacques P. Vachon provided notice that he will retire from the office of senior vice president, corporate affairs and chief legal officer of the company effective as of December 31, 2021. Stephanie Leclaire, currently vice president, legal affairs of the company, will succeed Mr. Vachon as senior vice president, corporate affairs and chief legal officer effective as of January 1, 2022.
Ms. Leclaire has been serving as vice president, legal affairs since 2008. Prior to joining the company as legal counsel in 2001, she was in private practice for five years at the law firms of Davis Polk & Wardwell LLP in New York and Paul, Weiss, Rifkind, Wharton & Garrison LLP in Paris. Ms. Leclaire holds bachelor’s degrees in civil and common law from Université de Montréal and Osgoode Hall Law School of York University, as well as a master of laws from New York University School of Law. She is admitted to practice law in New York and in Quebec.
Terms of Mr. Vachon’s Retirement
Mr. Vachon’s terms of retirement are as set forth in the agreements, plans and company policies applicable to him, except that, as approved by the Human Resources Compensation Nominating & Governance committee of the board, all of Mr. Vachon’s outstanding equity awards will vest in full as of December 31, 2021, and will settle at the times set forth in the previously disclosed award agreements. The number of performance stock units to be earned upon settlement will be determined pursuant to the terms of the applicable award agreements.
Special advisor role
Starting January 1, 2022, Mr. Vachon will serve as special advisor to the president and chief executive officer for a period of twelve months on a part-time basis at a rate of approximately two days per week. On that basis, Mr. Vachon will receive a monthly base salary rate of $14,405, subject to the company’s currency policy for executive pay.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Resolute Forest Products press release dated November 4, 2021, containing financial information for its quarter ended September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

	By:	/s/ Jacques P. Vachon
Date: November 4, 2021		Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer